UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 21, 2004

                               Denny's Corporation
                               -------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-18051                   13-3487402
      ---------------                ------------               -------------
      (State or other                (Commission                (IRS Employer
      jurisdiction of                File Number)               Identification
      incorporation)                                            No.)

      203 East Main Street, Spartanburg, SC                       29319-0001
      ----------------------------------------                  -------------
      (Address of Principal Executive Offices)                    (Zip Code)



       Registrant's telephone number, including area code: (864) 597-8000



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240-13e-4(c))


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Item 1.01.    Entry into a Material Definitive Agreement.

         On September 21, 2004, the operating subsidiaries of Denny's Corporation (the "Company"), Denny's, Inc. and Denny's Realty, Inc. (the "Borrowers"), entered into new senior secured credit facilities in an aggregate principal amount of $420 million. The new credit facilities consist of a first lien facility and a second lien facility. The new first lien facility consists of a $225 million five-year term loan facility (the "Term Loan Facility") and a $75 million four-year revolving credit facility, of which $45 million is available for the issuance of letters of credit (the "Revolving Facility" and together with the Term Loan Facility, the "New First Lien Facility"). The second lien facility consists of an additional $120 million six-year term loan facility ranking pari passu with the New First Lien Facility in right of payment, but being in a second lien position with respect to the collateral securing the New First Lien Facility (the "Second Lien Facility," and together with the New First Lien Facility, the "New Credit Facilities").

         The Term Loan Facility will mature on September 30, 2009 and will amortize in equal quarterly installments at a rate equal to approximately 1% per annum (commencing March 31, 2005) with all remaining amounts due on the maturity date. The Revolving Facility will mature on September 30, 2008. The Second Lien Facility will mature on September 30, 2010 with no amortization of principal during the six year term.

         The proceeds of loans made under the New Credit Facilities will be used
(i) to repay all amounts owed under the Company's prior credit facility, (ii) to pay fees and expenses incurred in connection with certain of the Company's refinancing transactions, (iii) to repurchase or redeem a portion of the 11 1/4% Notes (as defined below) and all of the 12 3/4% Notes (as defined below), and
(iv) with respect to the Revolving Facility and any remaining portion of the term loan facilities, for working capital and other general corporate purposes. Letters of credit issued under the Revolving Facility will be used by the Borrowers solely for general corporate purposes.

         The interest rates under the New First Lien Facility will be as follows: At the option of the Borrowers, Adjusted LIBOR plus a spread of 3.25% per annum (3.50% per annum for the Revolving Facility) or ABR (the Alternate Base Rate, which is the highest of the Bank of America Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1%) plus a spread of 1.75% per annum (2.0% per annum for the Revolving Facility). The interest rate on the Second Lien Facility, at the Borrowers' option, is Adjusted LIBOR plus a spread of 5.125% per annum or ABR plus a spread of 3.625% per annum.

         The New Credit Facilities are guaranteed by the Company and its other subsidiaries and are secured by substantially all of the assets of the Company and its subsidiaries, including the stock of the Company's subsidiaries.

         The Company will be required to make certain mandatory prepayments under certain circumstances and will have the option to make certain prepayments under the New Credit Facilities and may be assessed a prepayment premium upon optional or certain mandatory prepayments.

         The New Credit Facilities include negative covenants that are usual for facilities and transactions of this type, including but not limited to limitations on dividends on capital stock; limitations on redemptions and repurchases of capital stock; limitations on prepayments, redemptions and repurchases of debt; limitations on liens, sale-leaseback transactions, loans, investments, debt (including hedging and other derivative agreements), operating leases, mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on restrictions on liens and other restrictive agreements; limitations on changes in business conducted by the Company, the Borrowers and the Company's subsidiaries; limitations on assets of the Company and its wholly-owned subsidiary, Denny's Holdings, Inc. ("Denny's Holdings"); restrictions on changing fiscal year, accounting policies, and organizational, debt and other material agreements.

         The New Credit Facilities include the following financial covenants:
(a) a maximum total debt to EBITDA ratio, (b) a maximum senior secured debt to EBITDA ratio, (c) a minimum fixed charge coverage ratio, and (d) limitations on capital expenditures.

         The New Credit Facilities include events of default (and related remedies, including acceleration and increased interest rates following an event of default) that are usual for facilities and transactions of this type. In addition, an event of default will result on the date that is six months prior to the maturity date of any senior or subordinated notes of the Company, Denny's Holdings, the Borrowers or any of their subsidiaries that mature prior to the latest maturity date of any of the New Credit Facilities, from the failure to repay or refinance the aggregate amount of any such senior or subordinated notes outstanding in excess of $25,000,000, or amend the maturity thereof to a date at least six months after the maturity date of such New Credit Facilities.

         The terms of the New First Lien Facility, are set forth in (1) the Credit Agreement dated as of September 21, 2004, among Denny's, Inc., Denny's Realty, Inc., as Borrowers, the Company, Denny's Holdings, DFO, Inc., as Guarantors, the Lenders named therein, Bank of America, N.A., as Administrative Agent, and UBS Securities LLC, as Syndication Agent, and Banc of America Securities LLC and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and (2) the Guarantee and Collateral Agreement dated as of September 21, 2004, among Denny's, Inc., Denny's Realty, Inc., the Company, Denny's Holdings, DFO, Inc., each other Subsidiary Loan Party and Bank of America, N.A., as Collateral Agent. The terms of the Second Lien Facility are set forth in (1) the Credit Agreement dated as of September 21, 2004, among Denny's, Inc., Denny's Realty, Inc., as Borrowers, the Company, Denny's Holdings, DFO, Inc., as Guarantors, the Lenders named therein, Bank of America, N.A., as Administrative Agent, and UBS Securities LLC, as Syndication Agent, and Banc of America Securities LLC and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners and (2) the Guarantee and Collateral Agreement dated as of September 21, 2004, among Denny's, Inc., Denny's Realty, Inc., the Company, Denny's Holdings, DFO, Inc., each other Subsidiary Loan Party and Bank of America, N.A., as Collateral Agent.

         In connection with the previously announced cash tender offers and consent solicitations by the Company for any and all of the outstanding 12 3/4% Senior Notes due 2007 issued by it and Denny's Holdings (the "12 3/4% Notes"), and for any and all of the outstanding 11 1/4% Notes Due 2007 (the "11 1/4% Notes"), which commenced on September 7, 2004, the Company received the requisite consents from the holders of the 12 3/4% Notes and the 11 1/4% Notes to approve certain amendments (the "Amendments") to the indentures under which the 12 3/4% Notes and the 11 1/4% Notes were issued. The Amendments eliminate substantially all of the restrictive covenants and related events of default in the respective indentures and, in each case, reduce the minimum notice period for the redemption of the 12 3/4% Notes and the 11 1/4% Notes from 30 days to three days.

         The Amendments to the indenture governing the 12 3/4% Notes are set forth in the 12 3/4% Senior Notes due 2007 Supplemental Indenture dated as of September 21, 2004 between Denny's Corporation (f/k/a Advantica Restaurant Group, Inc., as Issuer and Denny's Holdings, Inc., as Issuers, and U.S. Bank National Association, as Trustee, and became operative and binding on the holders of the 12 3/4% Notes as of September 21, 2004, in connection with the closing of the New Credit Facilities referenced above and the acceptance of 12 3/4% Notes tendered pursuant to the tender offer through 5:00 p.m. on September 20, 2004.

         The Amendments to the indenture governing the 11 1/4% Notes are set forth in the 11 1/4% Senior Notes due 2008 Supplemental Indenture dated as of September 21, 2004 between Denny's Corporation (f/k/a Advantica Restaurant Group, Inc., as Issuer and U.S. Bank National Association (successor to First Trust National Association, as Trustee), but are not yet operative. The Amendments will only become operative upon (1) completion of the additional financing as described in the Offer to Purchase and Consent Solicitation Statement dated September 7, 2004 relating to the 11 1/4% Notes and (2) the Company's acceptance of 11 1/4% Notes tendered pursuant to the tender offer. The Company does not expect to accept 11 1/4% Notes tendered pursuant to the tender offer, if at all, until promptly following the expiration time for the tender offer, currently set as 12:00 midnight on October 4, 2004.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         See Item 1.01 above.

Item 3.03.     Material Modification to Rights of Security Holders.

         As discussed above under Item 1.01, the Amendments to the indenture governing the 12 3/4% Notes eliminated substantially all of the restrictive covenants and related events of default, and reduced the minimum notice period for the redemption of the 12 3/4% Notes from 30 days to three days.

         The New Credit Facilities contain negative covenants that are usual for facilities and transactions of that type, including, but not limited to, limitations on dividends on capital stock (including the Company's common stock) and other restrictions on uses of working capital.

Item 7.01.     Regulation FD Disclosure.

         On September 22, 2004, the Company issued a press release regarding the New Credit Facilities, the supplemental indentures relating to the 11 1/4% Notes and 12 3/4% Notes, the acceptance of tendered 12 3/4% Notes and the call for redemption of the 12 3/4% Notes.

         The information furnished in this Item 7.01 and the related exhibit furnished in Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references such information.

Item 9.01.     Financial Statements and Exhibits.

         (a) Not Applicable

         (b) Not Applicable

         (c) Exhibits.

         The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

         Exhibit No.          Description
         ----------           -----------

              99.1            Press Release of Denny's Corporation dated
                              September 22, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DENNY'S CORPORATION



                              By: /s/ Rhonda J. Parish
                                  ---------------------------------------------
                                  Rhonda J. Parish
                                  Executive Vice President, General Counsel and Secretary


Date: September 22, 2004

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

99.1              Press Release of Denny's Corporation dated September 22, 2004